                                                                   EXHIBIT 10.02


                      CRESCENT REAL ESTATE EQUITIES COMPANY




                           RESTRICTED STOCK AGREEMENT


                                       FOR


                              300,000 COMMON SHARES


                                       OF


                 BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE



                 ----------------------------------------------
                                  JOHN C. GOFF
                 ----------------------------------------------



                                FEBRUARY 19, 2002

                      CRESCENT REAL ESTATE EQUITIES COMPANY
                           RESTRICTED STOCK AGREEMENT


         This Restricted Stock Agreement (the "Agreement") is entered into between Crescent Real Estate Equities Company, a Texas trust organized under the Texas Real Estate Investment Trust Act, as amended (the "Company"), and John C. Goff ("Goff") as of the 19th day of February, 2002 (the "Date of Agreement").

         The Company is the sole stockholder of Crescent Real Estate Equities, Ltd. (the "General Partner"), which is the sole general partner of Crescent Real Estate Equities Limited Partnership (the "Operating Partnership"), and the owner of a majority of the outstanding limited partner interests in the Operating Partnership.

         Pursuant to the Employment Agreement dated as of February 19, 2002 ("Employment Agreement"), of which this Agreement is attached as an Exhibit, Goff is employed as the "Chief Executive Officer" of the Operating Partnership. As a part of the transactions and Compensation Package, as defined in the Employment Agreement ("Compensation Package"), the Operating Partnership, has requested that the Company provide to Goff the ability to earn stock in the Company to encourage Goff to carry out his duties with vigor.

         The right to earn the stock described herein is an integral component of the Compensation Package and is intended to compensate Goff for services performed by Goff for the Operating Partnership and the Company from and after February 19, 2002 and during the term of this Employment Agreement and thereafter for the postemployment obligations of Goff, including confidentiality and noncompetition, such compensation being expressly contingent on Goff's fulfillment of these services and other requirements as set forth in the Employment Agreement. The Compensation Package has been negotiated by the Company, the Operating Partnership and Goff in lieu of much more significant future cash compensation for the future services of Goff. Furthermore, Goff's ability to earn the stock hereunder shall be prospective only and shall be earned only while the Employment Agreement is in effect.

         The Operating Partnership and the Company have previously discussed these matters with Goff, and Goff desires to accept such employment on such terms.

         As part of the Compensation Package and to induce Goff to make enthusiastic and productive efforts for the benefit of the Company and the Operating Partnership, the Executive Compensation Committee of the Company has recommended that Goff be provided the right to earn restricted stock on the terms and subject to the conditions set forth in this Agreement.

         In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

         1. THE PLAN; DEFINITIONS. This Agreement is being entered by and between the Company and Goff pursuant to the provisions of the Third Amended and Restated 1995 Crescent


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Real Estate Equities Company Stock Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit A and incorporated herein by reference. Except as otherwise expressly provided in this Agreement or unless the context otherwise clearly requires, capitalized terms used in this Agreement are defined in
Article IX of the Plan.

         2. RESTRICTED STOCK. Subject to the terms and conditions hereof and as part of the Goff's Compensation Package and subject to the terms and conditions of the Plan, Goff has the prospective right to Three Hundred Thousand (300,000) shares (collectively, the "Restricted Stock") of common shares of beneficial interest of the Company, par value $.01 per share (the "Common Stock").

         3. RESTRICTION PERIOD. Unless the restrictions set forth in Section 5 hereof are earlier waived or lapse pursuant to the provisions of Section 1.9 of the Plan, during the period commencing on the Date of Agreement and ending on the date or dates, as the case may be, set forth in Section 4 hereof, the restrictions described in Section 5 hereof shall apply to the relevant shares of the Restricted Stock (since there is more than one date in Section 4, each such period will herein be called a "Restriction Period," and such periods collectively, the "Restriction Periods").

         4. VESTING. The earning of the Restricted Stock and its vesting is contingent on the continuation of Goff's employment relationship with the Operating Partnership pursuant to the Employment Agreement and is intended to retain Goff as an officer and employee of the Company and the Operating Partnership, as appropriate. The right to the Restricted Stock in the future may be earned by Goff from and after the date of the Employment Agreement and this Agreement on a year-by-year basis, in accordance with the terms of this Agreement and in consideration of his future services to be provided by Goff after the date of the Employment Agreement. Furthermore, Goff's ability to earn the Restricted Stock shall be prospective only and shall be earned only while his Employment Agreement is in effect. Unless the restrictions set forth in
Section 5 hereof are earlier waived or lapse pursuant to the provisions of
Section 1.9 of the Plan, or unless there is a termination of employment according to the provisions of the Employment Agreement, the restrictions set forth in Section 5 hereof applicable to the shares of the Restricted Stock shall lapse and expire for all purposes according to the following schedule:

                NUMBER OF SHARES                   DATE
                    100,000                 February 19, 2005
                    100,000                 February 19, 2006
                    100,000                 February 19, 2007


From and after the dates set forth above on which the restrictions set forth in
Section 5 hereof applicable to the shares of the Restricted Stock shall lapse, the number of shares set forth to the left of such date or dates, as the case may be, shall be deemed to be fully earned by Goff. From and after the date or dates, as the case may be, on which the restrictions set forth in Section 5


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hereof are earlier waived or lapse pursuant to the provisions of Section 1.9 of the Plan, such shares of the Restricted Stock as to which such restrictions have been earlier waived or lapsed shall be deemed to be fully earned by Goff. All of such fully earned and vested shares described in this paragraph are referred to collectively herein as the "Earned Shares." From and after the date or dates, as the case may be, on which the shares of Restricted Stock become Earned Shares, each of the Earned Shares shall no longer be shares of Restricted Stock subject to the provisions of this Agreement or the Plan, and each of the Earned Shares shall no longer be subject to forfeiture to the Company pursuant to Section 6 hereof or the Plan.

         5. TRANSFER RESTRICTIONS. From and after the date hereof through and including the last Restriction Period, Goff shall not Transfer (as hereinafter defined) any of the shares of the Restricted Stock, and any attempt to do so shall be ineffective. Certificates representing shares of the Restricted Stock shall bear the legend required by Section 6.1(e) of the Plan. Each of the certificates representing shares of the Restricted Stock shall be delivered to the Company, together with a stock power duly endorsed in blank, to be held by the Company until the Restriction Period or Restriction Periods, as the case may be, have expired. As used herein, the term "Transfer" means, without limitation, a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of any of the shares of the Restricted Stock (other than to or for the benefit of the Company, one of its Subsidiaries, or Crescent Real Estate Equities Limited Partnership), including, without limitation, an assignment for the benefit of creditors of Goff, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against any of the shares of the Restricted Stock, or the acquisition of record or beneficial ownership thereof by a lender of the Restricted Stock, or the acquisition of record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to a qualified domestic relations order, or to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planning purposes) under which a part or all of the shares of the Restricted Stock are transferred or awarded to the spouse of Goff or are required to be sold; or a transfer resulting from the filing by Goff of a petition for relief, or the filing of an involuntary petition against such Goff, under the bankruptcy laws of the United States or any other nation.

         6. FORFEITURE. In accordance with Section 6.1(b) of the Plan, the shares of the Restricted Stock that have not become Earned Shares shall be forfeited to the Company in the event Goff Transfers any of the shares of the Restricted Stock in violation of the restrictions set forth in Section 5 hereof, or in the event Goff ceases to be employed by all of the Operating Partnership, the General Partner and the Company prior to the expiration of the Restriction Period or Restriction Periods, as the case may be, unless Goff's termination of employment is due to the occurrences described in Sections 6(b), 6(c), 6(f) or 6(g) of the Employment Agreement.

         7. LAPSE OF RESTRICTIONS. In the event of the occurrences described in Sections 6(b), 6(c), 6(f) or 6(g) of the Employment Agreement, the restrictions set forth in Section 5 hereof shall lapse with respect to all of the shares of the Restricted Stock, and the shares of the Restricted Stock shall cease to be Restricted Stock and become Earned Shares within the


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meaning of the Plan and shall no longer be subject to forfeiture to the Company pursuant to Section 6 hereof.

         8. RESTRICTIONS ON CORRESPONDING SECURITIES AND ASSETS. Any other securities or assets (other than any ordinary cash dividends) that are received by Goff with respect to the shares of the Restricted Stock which are still subject to the restrictions described in Section 5 hereof shall be subject to the same restrictions, and shall be delivered by Goff to the Company as provided in Section 6.1(e) of the Plan. Any ordinary cash dividends that are payable to Goff with respect to the shares of the Restricted Stock shall be fully vested even if the shares are still subject to the restrictions set forth in Section 5 hereof, but shall be assigned by Goff, and Goff hereby assigns them, to the Operating Partnership to the extent necessary for the payment of interest on any debt owed by Goff to the Operating Partnership. As a condition to the grant of this Option, Employee covenants and agrees to execute a Second Amended and Restated Promissory Note as well as an Amended and Restated Security Agreement and Financing Statement, in the form previously agreed, dated as of even date herewith, in order to provide that (i) all the Restricted Stock and Earned Stock hereunder is pledged to secure certain obligations between Goff and the Company or its affiliates ("Company Notes"); (ii) any dividends paid on the Restricted Stock and Earned Shares shall be immediately pledged to the Company and assigned to the Operating Partnership to pay any then due interest on Company Notes with any excess dividends over the amount used to pay interest to be promptly distributed to Goff and (iii) 60% of any proceeds received upon sale of the Restricted Stock or the Earned Shares shall be used to repay, including prepayment, of any Company Notes.

         9. RIGHTS PRIOR TO EARNING RESTRICTED STOCK. From and after the Date of Agreement, Goff shall be entitled to exercise all voting rights and to receive payments equal to the dividends attributable to the shares of the Restricted Stock, subject to forfeiture of the shares of the Restricted Stock as provided in Section 6 hereof and to the provisions of Section 8. All such rights under this Section 10 shall terminate if Goff has not earned the Restricted Stock by the dates set forth in paragraph 4 above.

         10. INVESTMENT PURPOSE. Goff represents and warrants to the Company that all of the shares of the Restricted Stock earned by Goff under this Agreement shall be for Goff's own account for investment and not with a view to or for sale in connection with any distribution of the shares of the Restricted Stock. The stock certificates representing the shares of the Restricted Stock shall, in addition to bearing the legend required in Section 6.1(e) of the Plan, bear a legend in substantially the following form:


         "The shares of stock represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 or the securities laws of any state. Such shares may not be sold or transferred except upon such registration or upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required for such sale or transfer."


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         11. ACCEPTANCE OF PLAN. The shares of the Restricted Stock under this
Agreement are granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. Goff hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

         12. AMENDMENT. This Agreement may only be amended by an instrument in writing signed by both the Company and Goff.

         13. INTEGRATION; ENTIRE AGREEMENT. The parties agree that this Agreement serves as an integral part of the Employment Agreement between Employee and the Operating Partnership and the Compensation Package contemplated therein and that the rights under this Agreement form a significant portion of the consideration for the Employment Agreement between Employer and Employee. As a result, the terms of this Agreement shall be construed in conjunction with and consistent with the Employment Agreement and any ambiguities resolved by taking into account the intent of the parties that the Employment Agreement and the documents attached thereto, including this Agreement, are part of an integrated employment and compensation arrangement.

         14. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guarantor or other legal representative of Goff.

         Executed as of the day and year first written above.


                                          THE COMPANY:

                                          CRESCENT REAL ESTATE EQUITIES COMPANY


                                          By: /s/ Dennis H. Alberts
                                              ---------------------------------



                                          GRANTEE:

                                          /s/ John C. Goff
                                          -------------------------------------
                                          John C. Goff



                                          -------------------------------------
                                          Social Security Number of Grantee

Exhibit:  The Plan


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